Exhibit 99.1

News Release

STANDARD PACIFIC CORP. ANNOUNCES INCREASED MAXIMUM PAYMENT AMOUNT AND EARLY TENDER RESULTS FOR ITS TENDER OFFER FOR DEBT SECURITIES

IRVINE, CALIFORNIA, September 24, 2009.  Standard Pacific Corp. (NYSE: SPF) (the "Company") today announced the early tender results of its previously announced cash tender offers for its 6 1/2% Notes due August 15, 2010 (the "2010 Notes"), 6 7/8% Notes due May 15, 2011 (the "2011 Notes") and 7 3/4% Notes due March 15, 2013 (the "2013 Notes," and collectively with the 2010 Notes and 2011 Notes, the "Notes") (each offer, as amended by this press release and as further supplemented or amended from time to time, a "Tender Offer," and collectively, the "Tender Offers").  The Tender Offer for the 2010 Notes includes a consent solicitation for the amendment of the supplemental indenture governing the 2010 Notes to modify or remove certain restrictive covenants (such solicitation, the "Consent Solicitation").  As of the previously announced early tender deadline of 5:00 p.m., New York City time, on September 23, 2009, according to information provided by the depositary, $132,400,000 of the 2010 Notes, $121,447,000 of the 2011 Notes and $3,340,000 of the 2013 Notes have been validly tendered and not withdrawn.  Based on such tenders, a majority in principal amount of the 2010 Notes have been validly tendered and not withdrawn, which is sufficient to approve the Consent Solicitation.

The Company also announced that it is increasing its previously announced maximum payment amount in the Tender Offers from $175,000,000 to $260,000,000 (as amended, the "Maximum Payment Amount").

The Tender Offers are scheduled to expire at 11:59 p.m., New York City time, on October 7, 2009, unless extended by the Company or a Tender Offer is earlier terminated (such date and time, as it may be extended, the "Expiration Time").

The Tender Offers and the Consent Solicitation are being made upon the terms and conditions in an offer to purchase dated September 10, 2009 (as amended by this press release and as further amended or supplemented from time-to-time, the "Offer to Purchase"), which sets forth a more detailed description of the Tender Offers and the Consent Solicitation.  The following table sets forth some of the primary terms of the Tender Offers, including the numerical order of priority in which the Maximum Payment Amount will be applied to purchase each series of the Notes in the Tender Offers.

			Dollars per $1,000 Principal Amount of Notes
		Principal		Early
	CUSIP	Amount	Tender Offer	Tender	Total	Acceptance
Title of Security	Number	Outstanding	Consideration	Premium	Consideration	Priority Level
2010 Notes	85375CAS0	$148,468,000	$990	$30	$1,020	1
2011 Notes	85375CAN1	$170,597,000	$970	$30	$1,000	2
2013 Notes	85375CAL5	$125,000,000	$870	$30	$900	3

In accordance with the "Acceptance Priority Levels" specified in the table above, subject to the satisfaction or waiver of conditions to the Tender Offers, all 2010 Notes validly tendered and not validly withdrawn at the Expiration Time will be accepted for purchase before any 2011 Notes or 2013 Notes are accepted for purchase, and all validly tendered and not validly withdrawn 2011 Notes will be accepted for purchase before any 2013 Notes are accepted for purchase.  Because the Maximum Payment Amount exceeds the cost of purchasing all outstanding 2010 Notes, all 2010 Notes validly tendered and not validly withdrawn will be accepted for purchase if the Tender Offer for the 2010 Notes is consummated.

To the extent less than the entire validly tendered principal amount of a series of Notes is accepted for purchase by the Company upon the consummation of the Tender Offers, the purchase will be prorated, meaning that the Company will purchase from each holder a portion of the principal amount of such series of Notes validly tendered by such holder equal to the percentage of the aggregate principal amount of that series of Notes validly tendered by all holders that the Company will purchase.

The withdrawal deadline relating to the Tender Offers has not been amended and occurred at 5:00 p.m., New York City time, on September 23, 2009.  Notes previously tendered and Notes that are tendered after the withdrawal deadline may no longer be withdrawn.  In addition, holders who validly tender their Notes after the early tender deadline and prior to the Expiration Time will receive only the applicable "Tender Offer Consideration" specified in the table above.

The settlement date is expected to be October 8, 2009, unless a Tender Offer is extended by the Company or a Tender Offer is earlier terminated.

The Company may change the Maximum Payment Amount at any time, with the result that more or less 2011 Notes and 2013 Notes may be accepted for purchase.

The obligation of the Company to accept for payment and to pay for the Notes in any of the Tender Offers is subject to the satisfaction or waiver of several conditions.  Any condition may be waived by the Company with respect to any one or more of the Tender Offers.

The Company has retained Citi to serve as dealer manager in connection with the Tender Offers and the Consent Solicitation (the "Dealer Manager").  Global Bondholder Services Corporation has been retained to serve as the depositary and to serve as information agent (the "Depositary and Information Agent").

For additional information regarding the terms and conditions of the Tender Offers and the Consent Solicitation, please contact the Dealer Manager at (800) 558-3745 (toll free).  Requests for documents and questions regarding the Tender Offers and the Consent Solicitation may be directed to Global Bondholder Services Corporation at (212) 430-3774 (collect) or (866) 470-3900 (toll free).

None of the Company, its board of directors, the Dealer Manager, the Depositary and Information Agent, or the trustee with respect to the Notes is making any recommendation as to whether holders of the Notes should tender any Notes in response to any of the Tender Offers or grant consents in the Consent Solicitation.  Holders must make their own decision as to whether to tender their Notes, and, if so, the principal amount of Notes to tender.

This press release is for informational purposes only and is not an offer to buy, the solicitation of an offer to sell or a solicitation of consents with respect to, any of the Notes.  The Tender Offers and the Consent Solicitation are being made solely by the Company's Offer to Purchase.  The full details of the Tender Offers, including complete instructions on how to tender Notes, are included in the Offer to Purchase.  Holders of the Notes are strongly encouraged to read carefully the Offer to Purchase because it contains important information.

About Standard Pacific Corp.
Standard Pacific Corp., one of the nation's largest homebuilders, has built more than 108,000 homes during its 43-year history. The Company constructs homes within a wide range of price and size targeting a broad range of homebuyers.  Standard Pacific operates in many of the largest housing markets in the country with operations in major metropolitan areas in California, Florida, Arizona, the Carolinas, Texas, Colorado and Nevada.  The Company provides mortgage financing and title services to its homebuyers through its subsidiaries and joint ventures, Standard Pacific Mortgage, Inc. and SPH Title.  For more information about the Company and its new home developments, please visit our website at: http://www.standardpacifichomes.com.

Forward-Looking Statements
This press release contains forward-looking statements, including our statements regarding the Tender Offers and the Consent Solicitation.  All forward-looking statements in this press release reflect the Company's current analysis of existing facts and information and represent the Company's judgment only as of the date of this news release.  Actual events or results might differ materially from these statements due to risks and uncertainties.  The Company cannot be certain that the Tender Offers will be consummated. The Company expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.  For a discussion of certain of the risks, uncertainties and other factors affecting the statements contained in this press release, see the Company's Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent Quarterly Reports on Form 10-Q.

Contact:
John Stephens SVP & CFO (949) 789-1641 jstephens@stanpac.com	Lloyd McKibbin SVP & Treasurer (949) 789-1603 lmckibbin@stanpac.com